EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Timothy A. Dick, certify that:

1.	I have reviewed this report on Form 10-K of Akorn, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2015

/s/ TIMOTHY A. DICK
Timothy A. Dick
Chief Financial Officer